EXHIBIT 21.1
SUBSIDIARIES OF NUTRACEUTICAL

3939 24th Street, Inc. (Delaware)
All One, Inc. (Delaware)
American Nutritional Casualty Insurance, Inc. (Hawaii)
Au Naturel, Inc. (Delaware)
Au Naturel (Canada), Inc. (Delaware)
Au Naturel (Japan), Inc. (Delaware)
Au Naturel (UK), Inc. (Delaware)
Beehive Organics, Inc. (Delaware)
Elephant Pharmacy, Inc. (Delaware)
Fresh Stores, Inc. (Delaware)
Fresh To You, Inc. (Delaware)
Fresh Vitamins, Inc. (Delaware)
Fresh Vitamins, S.A. (Panama)
FunFresh Foods, Inc. (Delaware)
Granola's Market, Inc. (Delaware)
Healthway Corporation (Delaware)
Honey Gardens, Inc. (Delaware)
Mia Rose, Inc. (Delaware)
Monarch Nutraceuticals, Inc. (Delaware)
Natural Balance, Inc. (Delaware)
Nature's Discount, Inc. (Delaware)
Nature's Print, Inc. (Delaware)
Nutra, Inc. (Delaware)
NutraBrands, Inc. (Delaware)
NutraComp, Inc. (Delaware)
Nutraceutical Corporation (Delaware)
NutraForce, Inc. (Delaware)
NutraGarden, Inc. (Delaware)
NutraMarks, Inc. (Delaware)
NutraPro, Inc. (Delaware)
NutraPack, Inc. (Delaware)
NutraPure, Inc. (Delaware)
NutraSource International SRL (Barbados)
NutraSource Trading (Shanghai) Limited (China)
NutraSourcing, Inc. (Delaware)
OD, Inc. (Delaware)
OD, LLC (Delaware)
Pep Products, Inc. (Delaware)
Pioneer Nutritional Formulas, Inc. (Delaware)
Seychelles Organics, Inc. (Delaware)
Sustainable Labs, Inc. (Delaware)
VitaDollar, Inc. (Delaware)
Wellness Team, Inc. (Delaware)
Woodland Publishing, Inc. (Delaware)